EXHIBIT 99.2

Q1 2020 Quarterly Platform Update

Over the past several weeks we’ve spoken with many investors about the effects of the coronavirus (COVID-19) pandemic - both on their daily lives and their investment portfolios. For our part, we have undertaken a number of measures and initiatives aimed at ensuring investors continue to have a positive experience with LendingClub, and that our members are getting the help they need in this challenging time. According to our usual practice we have provided a quarterly update on the platform below and encourage investors to reach out to us with any questions. We’re here to help.

Macroeconomic, Credit, and Interest Rate Observations

The scale and speed of the coronavirus’ impact on the US economy has no historical precedent. Industry forecasts vary widely on the long-term effect, but the real question is how quickly the US economy will recover and rebound. This will depend on the speed at which we can contain the virus, emerge from shelter-in-place and other similar measures, resume pre-pandemic spending behavior and how quickly unemployment stabilizes, among other things.

While there is little to like about the current macroeconomic picture, the government response has been large and timely, injecting liquidity into the financial markets and providing relief for consumers and small businesses. The Federal Reserve has taken dramatic action, and is indicating that it will continue with this approach: in a recent statement, the Federal Reserve committed to keeping its interest rate within a target range of 0-0.25% “until it is confident that the economy has weathered recent events and is on track to achieve its maximum employment and price stability goals.”

Platform Observations

As the coronavirus threat emerged, we took swift action across the platform. We tightened underwriting on new loans, successfully implemented a 2-month payment deferral hardship plan (Skip-a-Pay) with borrowers applying either online or via the phone and increased the number of LendingClub employees answering calls to maintain service levels, after an initial spike.

As of today, hardship enrollments are slowing down in line with our current expectations and broader industry trends. Approximately 11% of borrowers (representing 13% of overall loan balances) are enrolled in a hardship plan as of the end of April. Although certain segments of borrowers are enrolling at a higher rate than others (for example, self-employed borrowers are enrolling at twice the overall rate and borrowers in higher risk loans grades are enrolling at higher rates versus lower risk loan grades), we are encouraged by signs that the overall enrollment rate is flattening. The standard portfolio (those not enrolled in hardship plans) is currently performing in line with expectations. Approximately 91%* of all borrowers continue to pay on time (which is down approximately 6-7 percentage points from March and February, respectively, but still notably strong given the current economic environment). Prepayments are also trending down, which should be accretive to investor returns. Other indicators we watch such as early delinquency and automatic cash withdrawal enrollment rates are also currently stable. Overall current roll rate performance (the percentage of borrowers who progress into later delinquency stages) for the non-hardship population is in line with or better than previously observed portfolio performance in February and March 2020.

A Look Into the Next Few Months

Reflecting the volatility of the current environment, average daily volume of prime loans in April 2020 was 83% smaller as compared to January 2020, a trend we expect will result in an overall approximate 90% reduction in quarter-over-quarter overall platform volume in Q2 2020. In response, our efforts are squarely focused on protecting investor returns and actively managing the existing and new loan portfolios.

* When data for the full April payment cycle comes in, we expect the percentage of borrowers making on-time payments to more closely match the percentage of borrowers enrolled in hardship plans (approximately 89% as of 4/30).

Existing loan portfolio. We are focused on maintaining operational readiness and proactively engaging our members with flexible payment options.

1.
Operational readiness: We’ve dramatically increased our collections and servicing capabilities to keep service levels high. We have increased headcount by approximately 30% from the first quarter of 2020 and will adjust this capacity as needed based on call volume. 100% of servicing and collections employees are remote and service levels have stayed strong: in the month of April, 90%+ of payment solutions calls were answered in less than 20 seconds.

2.
Flexible options for borrowers who need them: To date, we have launched two short-term relief plans: a 3-month COVID interest only hardship plan and a 2-month Skip-a-Pay plan (with the ability to extend by several additional months if needed). We are currently developing long term restructuring plans and expect to have them available later this quarter. Our experience in past natural disasters suggests that offering borrowers flexibility during tough times enables a significantly higher percentage of affected borrowers to avoid default versus eligible borrowers who did not enroll in relief programs. Notable data points on Skip-a-Pay enrollees includes: 1) 90% were current when they enrolled; 2) 78% of enrollees have never been delinquent with LendingClub; and 3) 76% of enrollees have not been delinquent on any debt obligations reported to the credit bureaus within the past 24 months. We’ve asked these members what they think the future may hold for them (nearly 90% of 1,800 survey respondents indicated they think they will need 4 months or less in payment relief) and so we are developing a graduation flow to additional payment plans to help them stay on track. Given how unique the current environment is, we’ll be watching performance closely in the next several months.

3.
Proactive engagement: We have a proactive, high-touch strategy aimed at keeping members across the platform on track. Our communications strategy is cross-channel (email, SMS, phone) so borrowers can interact with us in their preferred channels, and we are customizing resources by customer segment to meet members where they are in this moment. We’ve enrolled 200,000+ members in Credit Profile to date (a tool designed to give borrowers a view into their financial health) as well as added COVID-specific resources to our website. We are committed to adding more resources and being there for our members when they need it most.

New issuance. While unemployment rates remain volatile and until loan performance of recent vintages can be further observed, we are not focused on growing loan volume. We are focused on supporting our members and trying to protect investor returns. To that end, Q2 issuance to date is characterized by:

1.
A focus on existing members: We are focused on serving the needs of our large active member base as these members have historically exhibited significantly lower losses than loans from new borrowers. Approximately 85%+ of the loans issued during the second quarter to date are with existing members (versus borrowers new to the LendingClub platform). Here, we are leveraging two distinct advantages. First, our data advantage. We have more data from previous customers and we also know how a member’s first loan has performed; members only become eligible for an additional loan after performing well on their first loan. This enables more effective targeting and underwriting of historically high-performing borrowers. Second, we benefit from a relationship and loyalty advantage. Because we have a strong relationship with our customers, they come directly back to LendingClub using our proprietary marketing channels (email and website); 80% of surveyed members say they don’t apply to other companies when looking for an additional loan. Historically, these loyalty and data advantages have translated to lower delinquency rates on average for repeat customers.

2.
Significant tightening: We have made substantial credit cuts (about 30%+) over the past two months in order to focus on the most resilient borrowers and seek to protect investor returns. Key credit changes include: declining new borrower segments who list a loan purpose other than debt consolidation, as well as reducing exposure to a segment that appears two times more likely to enroll in Skip-a-Pay. The resulting portfolio is focused on higher FICO, lower-risk grades, lower payment-to-income, and shorter duration. For example, April 2020 issuance to date shows an average FICO that’s 15 points higher and average income that’s 17.8% higher than 2019 vintages. In late March we also increased interest rates significantly.

3.
Enhanced underwriting: Finally, we have identified and segmented risk groups based on numerous variables, including credit performance and industry in order to refine our verification and underwriting policies, and paired that information with other relevant factors such as employment status and payment-to-income ratio as we strive to optimize loan facilitations in the current environment.

The actions above are intended to protect investor returns in the current environment and position investors for improved returns when the environment normalizes. Clearly, we are not in a normal environment and we are continuously tracking expansive data sets on a range of inputs, including unemployment forecasts, the impacts of our credit tightening, and the expected performance of our hardship plans, in order to make quick adjustments as the situation evolves. Once we have digested the data and its impact, we expect to make additional meaningful actions and then issue updated performance targets. Given the dynamic environment, we are also monitoring the performance of our member payment dependent notes program and will evaluate prudent adjustments to the program as necessary to further protect investor returns.

Conclusion

We have unique advantages to navigate this unprecedented environment, among them a digital, technology-first platform that enables us to rapidly deploy credit changes and borrower solutions as the situation evolves, a data advantage from a 13+ year track record, and the ability to underwrite a deep member base using proprietary data.
We’ve also been struck by the number of individual investors reaching out to see how they can help. We’re heartened by our community and the promise of a group of people helping people.

Much has changed since our last quarterly update. What hasn’t changed is our commitment to our borrowers and investors. We will continue to keep our investors posted and encourage them to reach out to us with any questions.

Safe Harbor Statement

Some of the statements above, including statements regarding our ability to effectuate and the effectiveness of changes in strategy, the impact of credit and underwriting initiatives, loan performance, platform volume and returns, borrower and investor demand, borrower attributes (including the number and behavior of those enrolled in hardship plans), our ability to add servicing and payment plan capabilities, our ability to successfully navigate the current economic climate, adjustments to the member payment dependent notes program, the performance of the company and the impact of the coronavirus are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this blog post is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction